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                                                                   EXHIBIT 10.13


                                                                  EXECUTION COPY






                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

                                  by and among

                            LUCENT TECHNOLOGIES INC.

                          LUCENT TECHNOLOGIES GRL CORP.

                      LUCENT TECHNOLOGIES GUARDIAN I CORP.

              LUCENT TECHNOLOGIES OPTICAL NETWORKING GUARDIAN CORP.

                   LUCENT TECHNOLOGIES WIRELESS GUARDIAN CORP.

                    LUCENT TECHNOLOGIES FIBER GUARDIAN CORP.

                               AGERE SYSTEMS INC.

                          AGERE SYSTEMS GUARDIAN CORP.

                                       and

                  AGERE SYSTEMS OPTOELECTRONICS GUARDIAN CORP.

                          Dated as of February 1, 2001
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                  PATENT AND TECHNOLOGY LICENSE AGREEMENT
                                Table of Contents

ARTICLE I  --  DEFINITIONS


ARTICLE II  --  ACCESS AND USE OF LICENSED TECHNOLOGY

2.1   Access to Licensed Technology
2.2   Export Control
2.3   Lucent's Rights to Use Licensed Agere Technology
2.4 Agere's Rights to Use Licensed Lucent Technology and Licensed Corporate Technology
2.5   Procurement
2.6   Additional Licenses for Messaging Technology


ARTICLE III  --  PATENT LICENSES

3.1   Grants to Agere
3.2   Grants to Lucent and GRL
3.3   Duration and Extent of Licensees
3.4   Scopes of Licenses
3.5   Filings of Patent Applications
3.6   Joint Inventions
3.7   Outside the United States
3.8   Defensive Protection Arrangement
3.9   Licensing prior to Distribution Date
3.10  Exclusive Licenses granted to Agere Subsidiaries
3.11  Exclusive Licenses granted to Lucent Subsidiaries
3.12  Covenant Not to Sue under Certain Conditions


ARTICLE IV  --  ASSIGNMENT OF RESTRICTED JOINT CORPORATE TECHNOLOGY

4.1   Assignment
4.2   Exception to Restriction
4.3   Access to Restricted Joint Corporate Technology


ARTICLE V - RIGHTS RELATED TO PRODUCTS SOURCED BY LUCENT FROM AGERE

5.1   Definitions


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5.2   Resolution Process
5.3   Manufacturing Rights
5.4   Trigger Events


ARTICLE VI  -- MEMS PATENTS AND SPECIALTY PATENTS

6.1   Assignment of Joint MEMS Patents and Joint Specialty Patents.
6.2   License of Licensed MEMS Patents and Licensed Specialty Patents.
6.3 Patent prosecution and maintenance of Joint MEMS Patents, Joint Specialty Patents, Licensed MEMS Patents and Licensed Specialty Patents.
6.4 Licensing of Joint MEMS Patents and Joint Specialty Patents and Sublicensing of Licensed MEMS Patents and Licensed Specialty Patents to Third Parties.
6.5   Enforcement of MEMS Patents and Specialty Patents.


ARTICLE VII  -- VALUE OF RIGHTS EXCHANGED


ARTICLE VIII  --  TERMINATION

8.1   Voluntary Termination
8.2   Survival
8.3   Change of Control of, or Certain Acquisitions by Agere
8.4   Material Breach


ARTICLE IX  --  MISCELLANEOUS PROVISIONS

9.1   Agreement Prevails
9.2   Nothing Construed
9.3   Disclaimer
9.4   Confidentiality
9.5   Counterparts; Entire Agreement; Corporate Power
9.6   Governing Law
9.7   Assignability; Successors.
9.8   Third Party Beneficiaries
9.9   Notices
9.10  Severability
9.11  Force Majeure
9.12  Publicity
9.13  Headings
9.14  Waivers of Default
9.15  Specific Performance


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9.16  Amendments
9.17  Interpretation


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                                    EXHIBITS

Exhibit A -- Licensed Agere Technology

Exhibit B -- Agere Developments and Product Realization Technology

Exhibit C -- Licensed Corporate Technology

Exhibit D -- Licensed Lucent Technology

 Exhibit E -- Lucent Developments and Product Realization Technology

 Exhibit F -- Restricted Joint Corporate Technology

 Exhibit G -- Agere Restricted Joint Corporate Technology

 Exhibit H -- Lucent Restricted Joint Corporate Technology

 Exhibit I -- Designated Defensive Patents

 Exhibit J -- Joint MEMS Patents

 Exhibit K -- Joint Specialty Patents


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                                    SCHEDULES

Schedule 3.10-1 Patents licensed by Lucent Technologies Guardian I Corp. to
                Agere Guardian Corp.

Schedule 3.10-2 Patents licensed by Lucent Technologies Optical Networking
                Guardian Corp. to Agere Guardian Corp.

Schedule 3.10-3 Patents licensed by Lucent Technologies Wireless Guardian
                Corp. to Agere Guardian Corp.

Schedule 3.10-4 Patents licensed by Lucent Technologies Guardian I Corp. to
                Agere Optoelectronics Guardian Corp.

Schedule 3.10-5 Patents licensed by Lucent Technologies Fiber Guardian
                Corp. to Agere Optoelectronics Guardian Corp.

Schedule 3.10-6 Patents licensed by Lucent Technologies Optical Networking
                Guardian Corp. to Agere Optoelectronics Guardian Corp.

Schedule 3.11-1 Patents licensed by Agere Guardian Corp. to Lucent
                Technologies  Guardian I Corp.

Schedule 3.11-2 Patents licensed by Agere Guardian Corp. to Lucent
                Technologies Optical Networking Guardian Corp.

Schedule 3.11-3 Patents licensed by Agere Guardian Corp. to Lucent
                Technologies Wireless Guardian Corp.

Schedule 3.11-4 Patents licensed by Agere Optoelectronics Guardian Corp. to
                Lucent Technologies Guardian I Corp.

Schedule 3.11-5 Patents licensed by Agere Optoelectronics Guardian Corp. to
                Lucent Technologies Fiber Guardian Corp.

Schedule 3.11-6 Patents licensed by Agere Optoelectronics Guardian Corp. to
                Lucent Technologies Optical Networking Guardian Corp.

Schedule 6.2-1 MEMS patents licensed by Lucent Technologies Optical Networking Guardian Corp. to Agere Optoelectronics Guardian Corp.

Schedule 6.2-2 MEMS patents licensed by Lucent Technologies Fiber Guardian Corp. to Agere Optoelectronics Guardian Corp.

Schedule 6.2-3 MEMS patents licensed by Lucent Technologies Guardian I Corp. to Agere Optoelectronics Guardian Corp.


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Schedule 6.2-4  MEMS patents licensed by Agere Guardian Corp. to Lucent
                Technologies Guardian I Corp.

Schedule 6.2-5 Specialty patents licensed by Agere Guardian Corp. to Lucent Technologies Guardian I Corp.

Schedule 6.2-6 Specialty patents licensed by Agere Optoelectronics Guardian Corp. to Lucent Technologies Guardian I Corp.


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                  PATENT AND TECHNOLOGY LICENSE AGREEMENT


      THIS PATENT AND TECHNOLOGY LICENSE AGREEMENT (this "Agreement"), effective as of February 1, 2001 (the "Effective Date"), is by and among Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"), Lucent Technologies GRL Corporation, a Delaware corporation, having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("GRL"), Lucent Technologies Guardian I Corp., a Delaware corporation having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("Lucent Guardian"), Lucent Technologies Optical Networking Guardian Corp., a Delaware corporation having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("Lucent Optical Networking Guardian"), Lucent Technologies Wireless Guardian Corp., a Delaware corporation having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("Lucent Wireless Guardian"), Lucent Technologies Fiber Guardian Corp., a Delaware corporation having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("Lucent Fiber Guardian"), Agere Systems Inc., a Delaware corporation, with offices at 555 Union Boulevard, Allentown, PA 18109 ("Agere"), Agere Systems Guardian Corp., a Delaware corporation, with offices at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America ("Agere Guardian"), and Agere Systems Optoelectronics Guardian Corp., a Delaware corporation, with offices at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America ("Agere Optoelectronics Guardian").

                                    RECITALS

      A. WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses;

      B. WHEREAS, Agere and certain Agere Subsidiaries desire to receive and Lucent and certain Lucent Subsidiaries are willing to grant to Agere and such Agere Subsidiaries certain rights to use patents and technology retained and owned by Lucent and such Lucent Subsidiaries on or after the Effective Date; and

      C. WHEREAS, Lucent and certain Lucent Subsidiaries desire to receive and Agere and certain Agere Subsidiaries are willing to grant to Lucent and such Lucent Subsidiaries certain rights to use patents and technology which are owned by Agere and such Agere Subsidiaries on or after the Effective Date.

            NOW, THEREFORE, in consideration of the promises herein and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
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                                    ARTICLE I
                                   DEFINITIONS

      For the purposes of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

      AGERE BUSINESS shall have the meaning set forth in the Separation and Distribution Agreement.

      AGERE DEVELOPMENTS AND PRODUCT REALIZATION TECHNOLOGY means any and all portions of Agere Technology listed in the attached Exhibit B.

      AGERE GUARDIAN'S PATENTS means every patent including any reissues or reexaminations thereof (an including utility models but excluding design patents and design registrations) issued in any country of the world, which is owned or controlled by Agere Guardian or any of its Related Companies and issued on, or claiming priority from, an application filed in any country of the world prior to February 1, 2003, with respect to which and to the extent that Agere Guardian or any of its Related Companies has a right, as of the Effective Date or thereafter, to grant the licenses granted herein. It is understood and agreed that Agere Guardian's Patents are intended to include all patents assigned to Agere Guardian or Agere Optoelectronics Guardian by assignment from Lucent Technologies Inc. dated January 30, 2001.

      AGERE RESTRICTED JOINT CORPORATE TECHNOLOGY means the technology listed on Exhibit G.

      AGERE TECHNOLOGY means any and all portions of Corporation Technology existing as of the Effective Date which were developed by or for, or purchased by the Agere Business. The term includes Licensed Agere Technology, and Agere Developments and Product Realization Technology, but shall not include Lucent Technology, Common Support Function Software or Corporate Technology.

      CHANGE OF CONTROL of any Person means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person and the securities of such Person that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors ("Voting Securities") are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the combined voting power of the Voting Securities of the surviving Person or transferee; (b) a sale or other disposition of all or substantially all of the assets of such Person; (c)


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the acquisition by any individual, entity or group (within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of the combined voting power of the then outstanding Voting Securities; or (d) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

      COMMON SUPPORT FUNCTION SOFTWARE means those computer programs in source and object code forms, including their respective associated documentation, listed on Schedule B of the Technology Assignment and Joint Ownership Agreement.

      COPYRIGHTS mean any rights in original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C.Section 101 et. seq.

      CORPORATE TECHNOLOGY means any and all portions of Corporation Technology other than Lucent Technology, Agere Technology, and Common Support Function Software. The term includes, but is not limited to, basic research.

      CORPORATION TECHNOLOGY means any and all Technology existing as of the Distribution Date which is owned by, and was developed by or for, or purchased by Lucent or its Subsidiaries, including any of its business units and divisions. The term includes any and all Technology owned or controlled by any of Lucent's Subsidiaries under which Lucent has the right to grant any of the right-to-use licenses of the type and on the terms herein granted.

      DISTRIBUTION DATE shall have the meaning defined in the Separation and Distribution Agreement.

      GOVERNMENTAL AUTHORITY means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

      GRL'S PATENTS means every patent including any reissues or reexaminations thereof (an including utility models but excluding design patents and design registrations) issued in any country of the world, which is owned or controlled by GRL or any of its Related Companies and issued on, or claiming priority from, an application filed in any country of the world prior to February 1, 2003, with respect to which and to the extent that GRL or any of its Related Companies has a right, as of the Effective Date or


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thereafter, to grant the licenses granted herein. Notwithstanding the foregoing, the term GRL's Patents does not include Agere Guardian's Patents.

      JOINT CORPORATE TECHNOLOGY means those portions of Corporate Technology listed on Schedule C of the Technology Assignment and Joint Ownership Agreement.

      LICENSED AGERE TECHNOLOGY means those items of Agere Technology listed in the attached Exhibit A.

      LICENSED CORPORATE TECHNOLOGY means those portions of Corporate Technology listed in the attached Exhibit C.

      LICENSED LUCENT TECHNOLOGY means those items of Lucent Technology listed in the attached Exhibit D.

      LICENSED TECHNOLOGY, as to Lucent, means Licensed Agere Technology, and as to Agere, means Licensed Lucent Technology or Licensed Corporate Technology.

      LUCENT BUSINESS shall have the meaning set forth in the Separation and Distribution Agreement.

      LUCENT DEVELOPMENTS AND PRODUCT REALIZATION TECHNOLOGY means those items of Lucent Technology listed in the attached Exhibit E.

      LUCENT RESTRICTED JOINT CORPORATE TECHNOLOGY means the technology listed on Exhibit H.

      LUCENT TECHNOLOGY means any and all portions of Corporation Technology existing as of the Effective Date, which were developed by or for, or purchased by the Lucent Business. The term includes Licensed Lucent Technology, and Lucent Developments and Product Realization Technology, but shall not include Agere Technology, Common Support Function Software or Corporate Technology.

      MASK WORKS means any mask work, registered or unregistered, as defined in 17 U.S.C.Section 901.

      PERSON shall have the meaning set forth in the Separation and Distribution Agreement.

      RELATED COMPANIES means (i) with respect to GRL, the following: Lucent, Subsidiaries of either GRL or Lucent (only for so long as they remain Subsidiaries), (ii) with respect to Lucent, the following: Subsidiaries of Lucent, only for so long as they remain Subsidiaries, (iii) with respect to Agere Guardian, the following: Agere, and Subsidiaries of either Agere Guardian or Agere (only for so long as they remain Subsidiaries), and (iv) with respect to Agere, the following: Subsidiaries of Agere, only for so long as they remain Subsidiaries, and any other company so designated and agreed to in a writing signed by the relevant parties. Solely for purposes of this definition, Agere


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and its Subsidiaries shall be deemed not to be Related Companies or Subsidiaries of Lucent.

      RESTRICTED JOINT CORPORATE TECHNOLOGY means the trade secrets, know how, and computer programs (in source and object code forms), listed in the attached Exhibit F.

      SEPARATION AND DISTRIBUTION AGREEMENT shall mean the Separation and Distribution Agreement dated as of February 1, 2001, by and between Lucent and Agere.

      SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

      TECHNOLOGY means any and all technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data. The term Technology includes Copyrights, Mask Works and any other intellectual property right, but does not include any trademark, trade name, trade dress or service mark, or any patent applications on inventions, discoveries or improvements, or any patents that may be granted or have been granted thereon.

      TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENT shall mean the Technology Assignment and Joint Ownership Agreement dated as of January 31, 2001, by and between Lucent and Agere.

                                   ARTICLE II
                   ACCESS AND USE OF LICENSED TECHNOLOGY

      2.1 ACCESS TO LICENSED TECHNOLOGY. During a period beginning on the Effective Date and ending on December 31, 2001, each party shall have the right to access and to copy any and all portions of the Licensed Technology in possession of the other party. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between the party in possession of the Licensed Technology that is requested and the requesting party. All costs associated with the assembling, copying and delivering of such Licensed Technology shall be borne by the requesting party.

      2.2 EXPORT CONTROL. The parties acknowledge that any software and technical information provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such software and technical information must be authorized under those laws and regulations. The parties agree that they will not use,


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distribute, transfer, or transmit the software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by another party, each party also agrees to sign written assurances and other export-related documents as may be required for the other party to comply with U.S. export regulations.

      2.3 LUCENT'S RIGHTS TO USE LICENSED AGERE TECHNOLOGY. (a) Subject to the restrictions specified in this Section 2.3 and any additional restrictions set forth in the Exhibits hereto, Lucent and its Related Companies shall each have a personal, worldwide, nonexclusive, royalty-free, and non-transferable right to use the Licensed Agere Technology for the businesses in which Lucent or any of its Related Companies are now or hereafter engaged.

      (b) Lucent's right to use includes the right of Lucent and its Related Companies to copy, modify and improve any portion of the Licensed Agere Technology. No right is granted hereunder to Lucent or its Related Companies to sublicense any of the Licensed Agere Technology to any third party, other than the sublicensing of software in object code form in connection with the sale of Lucent products or services.

      (c) In addition to the rights granted to Lucent and its Related Companies under Section 2.3(a), Lucent and its Related Companies shall have a personal, worldwide, nonexclusive, royalty-free and non-transferable limited right to continue to use any Agere Technology and any related or derivative technology generated by use of such technology, that was used prior to July 20, 2000 in the design or manufacture of any products (hereinafter "Existing Products") that Lucent offered for sale to customers other than Agere. Such continued use shall be limited, however, to use by Lucent in connection with the manufacture by Lucent of products that are the same as, or are substantially derived from, Existing Products. For the purposes of this Section 2.3(c), Agere Technology and any related or derivative technology generated by use of such technology, shall not be deemed to have been used solely as a result of the incorporation, prior to July 20, 2000, of components or other products obtained from Agere, into Existing Products, and shall in no circumstances include Agere CMBH processing technology listed on Exhibit A.

      (d) Except as provided in Section 2.3(c), neither Lucent nor any of its Related Companies shall have the right to access, copy or use, in whole or in part, for any purpose, any Agere Developments and Product Realization Technology without the prior written consent of Agere.

      2.4 AGERE'S RIGHTS TO USE LICENSED LUCENT TECHNOLOGY AND LICENSED CORPORATE TECHNOLOGY. (a) Subject to the restrictions specified in this Section
2.4 and any additional restrictions set forth in the Exhibits hereto, Agere and its Related Companies shall each have a personal, worldwide, nonexclusive, royalty-free and non-transferable right to use the Licensed Lucent Technology and the Licensed Corporate Technology for the businesses in which Agere or any of its Related Companies are now or hereafter engaged.


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      (b) Agere's right to use includes the right of Agere and its Related
Companies to copy, modify and improve any portion of Licensed Lucent Technology and the Licensed Corporate Technology. No right is granted hereunder to Agere or its Related Companies to sublicense any of Licensed Lucent Technology or Licensed Corporate Technology to any third party, other than the sublicensing of software in object code form in connection with the sale of Agere products or services.

      (c) Agere and its Related Companies shall have a personal, worldwide, nonexclusive, royalty-free and non-transferable limited right to use Lucent Technology and any mask works, mask sets, macro cells, and the like generated by use of such technology, for the purpose of designing, manufacturing and selling products to Lucent or to a party designated in writing by Lucent.

      (d) In addition to the rights granted to Agere and its Related Companies under Section 2.4(a), Agere and its Related Companies shall have a personal, worldwide, nonexclusive, royalty-free and non-transferable limited right to continue to use any Lucent Technology and any mask works, mask sets, macro cells, and the like generated by use of such technology, that was used prior to July 20, 2000 in the design or manufacture of any products (hereinafter "Existing Products") that Agere offered for sale to customers other than Lucent. Such continued use shall be limited, however, to use by Agere in connection with the manufacture by Agere of products that are the same as, or are substantially derived from, Existing Products. For the purposes of this Section 2.4(d), Lucent Technology and any mask works, mask sets, macro cells, and the like generated by use of such technology, shall not be deemed to have been used solely as a result of the incorporation, prior to July 20, 2000, of components or other products obtained from Lucent, into Existing Products.

      (e) Except as provided in Sections 2.4(c) and 2.4(d), neither Agere nor any of its Related Companies shall have the right to access, copy or use, in whole or in part, for any purpose, without the prior written consent of Lucent, any Lucent Developments and Product Realization Technology.

      2.5 PROCUREMENT. (a) As an attribute to each party's rights to use Licensed Technology, and subject to the restrictions specified in Sections 2.3 and 2.4, each party may disclose to any of its suppliers, prospective suppliers or third party joint developers (under appropriate joint development agreements) only those portions of Licensed Technology that are reasonably necessary for the procurement by such party of components, subsystems, subassemblies, products and/or services of the businesses of such party.

      (b) Each party agrees that it will not make any portion of Licensed Technology available to any such supplier, prospective supplier, or joint developer except under terms and conditions (including confidentiality, use and disclosure restrictions) normally used by such party to protect its own proprietary information of a similar nature.


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      (c) The procurement rights granted hereunder to each one of the parties under this Section 2.5 shall not be exercised by one party in a manner such that the exercise of such one party's procurement rights is a sham to effect the licensing of another party's Licensed Technology or any portion thereof, to a third party and not for bona fide business purposes of such one party.

      (d) Each party agrees that prior to the disclosure of any portion of Licensed Technology under this Section 2.5, all extraneous proprietary information of the other parties shall be expunged.


                                   ARTICLE III
                                 PATENT LICENSES

      3.1 GRANTS TO AGERE. (a) GRL grants to Agere and Agere Guardian, under GRL's Patents, worldwide, personal, nonexclusive, and non-transferable licenses to make, have made (subject to 3.1(b)), use, lease, sell, offer for sale and import any and all products and services of the businesses in which Agere or Agere Guardian, or any of their Related Companies is now or hereafter engaged.

      (b) The right of Agere and Agere Guardian to have product made pursuant to this Agreement is not limited to products custom designed by or for Agere and Agere Guardian. Such "have made" rights shall include the right to have "off the shelf" products made for or procured by Agere and Agere Guardian. The "have made" rights shall not be exercised by Agere and Agere Guardian in a manner such that the exercise of those rights is a sham to sublicense GRL's Patents to a third party.

      (c) GRL hereby further grants to Agere a sublicense under any and all patent license rights, with respect to which GRL has received from any third party pursuant to any license agreement a right to sublicense (but only to the extent that GRL has a right to grant such a sublicense without payment of royalties, loss of rights or imposition of a penalty), to make, have made, use, lease, offer to sell, sell, and import any and all products and services. To the extent that GRL's right to grant sublicenses to divested entities under any license agreement is limited to a grant made within a specified time period with respect to a divestiture, then the sublicenses granted to Agere under this
Section 3.1(c) shall be deemed to have occurred at the earliest date permitted in such license agreement.

      3.2 GRANTS TO LUCENT. (a) Agere Guardian grants to Lucent and GRL, under Agere Guardian's Patents, worldwide, personal, nonexclusive, and non-transferable licenses to make, have made (subject to 3.2(b)), use, lease, sell, offer for sale and import any and all products and services of the businesses in which Lucent and GRL or any of their Related Companies is now or hereafter engaged.

      (b) The right of Lucent and GRL to have product made pursuant to this Agreement is not limited to products custom designed by or for Lucent and GRL. Such


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"have made" rights shall include the right to have "off the shelf" products made for or procured by Lucent and GRL. The "have made" rights shall not be exercised by Lucent and GRL in a manner such that the exercise of those rights is a sham to sublicense Agere Guardian's Patents to a third party.

      3.3 DURATION AND EXTENT OF LICENSES. Subject to Article VIII, all licenses granted herein as to any party's patents shall continue for the entire unexpired term of such patents.

      3.4 SCOPE OF LICENSES. (a) The licenses granted herein include licenses to convey to any customer of the grantee, with respect to any licensed product which is sold or leased by such grantee to such customer, rights to use and resell such licensed product as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such licensed products(s) (as sold or leased) with any other product that is not a licensed product, (2) a method or process other than a method or process the inventive steps of which are implemented primarily by the licensed product(s) in the operation of such licensed products(s) or (3) a method or process involving the use of a licensed product to manufacture any other product and to test any such manufactured product.

      (b) For a period of three (3) years after the Effective Date, the scope of the licenses granted to Agere and Agere Guardian as defined in Section 3.4(a) shall further include, in addition to the rights granted hereinabove with respect to a licensed product sold to a customer of Agere, the rights to convey to that customer, a license under only (i) U.S. Patent 4,582,956 issued to Doughty, and (ii) those of GRL's Patents with respect to which at least one inventor named on the patent was an employee of the Microelectronics or Optoelectronics business unit of Lucent at the time the invention was made, with respect to an invention which is directed to a combination of such licensed product(s) (as sold or leased) with any other product that is not a licensed product, provided that the licensed product(s) embodies a substantial and significant portion of the invention, and further provided that the customer is not already licensed by Lucent or GRL with respect to such invention. After three (3) years from the Effective Date, Agere and Agere Guardian shall have no further right to convey to customers rights and licenses permitted to be conveyed pursuant to this Section 3.4(b).

      (c) Licenses granted herein are not to be construed: (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, (ii) except as otherwise specifically provided under Section 3.4(a) or 3.4(b), a waiver of a party's (or any of its Related Companies') rights against any third party with respect to any infringement or (iii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof (collectively "Indirect Infringement"). Notwithstanding the foregoing sentence, each party agrees for itself and its Related Companies licensed hereunder that they will not bring suit or otherwise exercise any of their remedies under their respective licensed patents (i.e., GRL's Patents and Agere Guardian's Patents, as the case may be) against the other party or its Related Companies licensed hereunder, for Indirect Infringement. However, the parties agree that all remedies available under such patents against a third party direct infringer are not waived, and will still be in full force and effect, and that such third party direct infringers will not be relieved of any liability for such direct infringement. In the event that any court of competent jurisdiction determines that the agreement by the parties hereto not to bring suit for indirect infringement eliminates the liability of, or reduces the damages against, a third party direct infringer, then the agreement of the parties not to bring suit against each other for Indirect Infringement shall be automatically terminated. Concurrent with such termination, this agreement shall be deemed to have been amended to include the following language in lieu of the sentence beginning "Notwithstanding the foregoing sentence, each party ...": "Notwithstanding the foregoing sentence, each party agrees for itself and its Related Companies licensed hereunder that they will not bring suit or otherwise exercise any of their remedies under their respective licensed patents (i.e., GRL's Patents and Agere Guardian's Patents, as the case may be) against the other party or its Related Companies licensed hereunder, for Indirect Infringement until fully exhausting all remedies available under such patents against the third party direct infringer(s) for the direct infringement which gives rise to such Indirect Infringements."

      (d) The grant of each license hereunder to each party includes the right to grant sublicenses within the scope of such license to a party's Related Companies for so long as they remain Related Companies of such party. Any such sublicense may be made effective retroactively, but not prior to the Effective Date, nor prior to the sublicensee's becoming a Related Company of such party.

      3.5 FILINGS OF PATENT APPLICATIONS. Each party agrees to file patent applications within the period prior to February 1, 2003 in a timely manner as determined by generally accepted good patent filing practices and as though this Agreement were not in existence between the parties. The dispute resolution provisions of Article IX of the Separation and Distribution Agreement shall apply to any allegation by one party that another party hereto has purposely delayed its patent filings primarily to avoid providing the licenses and rights granted hereunder.

      3.6 JOINT INVENTIONS. (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

      (b) Each party shall give such consent, or shall use its reasonable best efforts to obtain such consent from its Related Companies, its employees or employees of any of its Related Companies, as required to make full and effective any such licenses and rights respecting any joint invention granted to a grantee hereunder by such party and by another licensor of such grantee.

      (c) Each party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such third parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

      3.7 OUTSIDE THE UNITED STATES. (a) There are countries in which the owner of an invention is entitled to damages, compensation or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

      (b) There may be countries in which a party hereto may have, as a consequence of this Agreement, rights against third party infringers of another party's patents licensed hereunder. Each party hereto hereby waives any such right it may have by reason of such third party's infringement or alleged infringement of another party's patents.

      (c) Each party hereto hereby agrees to register or cause to be registered, to the extent that such party reasonably determines that registration or recordation is necessary under applicable law, and without expense to the other party or any of its Related Companies, any agreements wherein sublicenses are granted by it under the other party's patents licensed hereunder. Each party hereto hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to the other party.

      3.8 DEFENSIVE PROTECTION ARRANGEMENT. If, during the period ending five
(5) years after the Effective Date, any third party sues Agere for patent infringement with respect to any Agere product(s), then Agere shall have, during the pendency of the action, (i) the right to assert against such third party, counterclaims of infringement of not more than six (6) of the Designated Defensive Patents listed in Exhibit I selected by Agere, and (ii) the exclusive right to license said third party under such six (6) Designated Defensive Patents solely for the purposes of settling such litigation. Agere shall control the litigation (both the defense of the initial claim by the third party, and the assertion of a counterclaim under the Designated Defensive Patents), and Agere shall bear all costs and expenses associated therewith. Any royalty revenues and judgment obtained from or against a third party on account of such selected Designated Defensive Patents shall be first applied to Agere's costs and expenses of the litigation, and any amount received in excess of such costs and expenses shall be equally divided between Agere and Lucent.

      Before exercising such right, Agere shall give notice to Lucent, and shall afford Lucent, at Lucent's option, the opportunity to transfer to Agere for the duration of the litigation, either a partial interest in the patent(s) sufficient to enable Agere to bring suit, or a full interest in the patent(s). Agere agrees to accept such transfer, and to return such interest to Lucent at the conclusion of the litigation.

      If any rights are exercised pursuant to this Section, Agere agrees to reasonably consult with Lucent during such litigation, to comply with reasonable requests made by Lucent regarding the status of the litigation, and to indemnify and hold Lucent harmless from and against any claim, loss or damage (including reasonable attorneys fees) arising out of or resulting from Agere's exercise of the rights granted by Lucent to Agere under this provision, excluding, however, claims against Lucent for patent infringement.

      3.9 LICENSING PRIOR TO DISTRIBUTION DATE. Between the Effective Date and Distribution Date, unless expressly permitted in this Agreement or in any Ancillary Agreement as defined in the Separation and Distribution Agreement, (i) Agere and its Related Companies shall not, without the express written permission of Lucent, enter into any agreement to license any patent or other intellectual property solely owned by Lucent or its Related Companies to a third party, and (ii) Lucent and its Related Companies shall not, without the express written permission of Agere, enter into any agreement to license any patent or other intellectual property owned solely by Agere or its Related Companies to a third party.

3.10 EXCLUSIVE LICENSES GRANTED TO AGERE SUBSIDIARIES. (a) In the following Sections 3.10(b) through 3.10(d):

      With respect to the patents listed on Schedule 3.10-1, Transferor shall mean Lucent Guardian, Transferee shall mean Agere Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.10-1.

      With respect to the patents listed on Schedule 3.10-2, Transferor shall mean Lucent Optical Networking Guardian, Transferee shall mean Agere Guardian and Transferred Patents shall mean the patents listed on Schedule 3.10-2.

      With respect to the patents listed on Schedule 3.10-3, Transferor shall mean Lucent Wireless Guardian, Transferee shall mean Agere Guardian and Transferred Patents shall mean the patents listed on Schedule 3.10-3.

      With respect to the patents listed on Schedule 3.10-4, Transferor shall mean Lucent Guardian, Transferee shall mean Agere Optoelectronics Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.10-4.

      With respect to the patents listed on Schedule 3.10-5, Transferor shall mean Lucent Fiber Guardian, Transferee shall mean Agere Optoelectronics Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.10-5.

      With respect to the patents listed on Schedule 3.10-6, Transferor shall mean Lucent Optical Networking Guardian, Transferee shall mean Agere Optoelectronics Guardian and Transferred Patents shall mean the patents listed on Schedule 3.10-6.

      (b) Subject to rights retained for itself and its future Subsidiaries and Related Companies to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind, Transferor hereby grants to Transferee under all of the Transferred Patents, an exclusive, irrevocable, and fully transferable license to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind, including the unrestricted right to grant sublicenses under the Transferred Patents. All licenses granted to Transferee hereunder shall be fully paid up. Transferor hereby assigns to Transferee all rights under the Transferred Patents to sue for infringement, including for damages for past infringement, and to grant releases for past infringement and to further authorize third parties to grant such releases. Transferor grants to Transferee, the exclusive right to prepare, file and prosecute, in any Patent Office in the world, any action involving or relating to any Transferred Patent, including but not limited to, any re-examination or re-issue relating to the Transferred Patents. Transferor agrees to execute and deliver to Transferee, all such instruments as are reasonably necessary to effectuate the grant of licenses and rights contemplated by this provision.

      (c) All licenses and rights granted herein under any patent shall continue for the entire term of such patent. All licenses and rights granted to Transferee hereunder are subject to all prior agreements and commitments of Transferor, Lucent or Lucent GRL to third parties entered into or made by Transferor, Lucent or Lucent GRL prior to the Effective Date.

      (d) Notwithstanding any other provision relating to the Transferred Patents, Transferor shall have the sole and exclusive option, if any one or more Transferred Patents is or becomes likely to be involved in litigation, to convey to Transferee, its legal title to such one or more Transferred Patents (while retaining rights to such patents described in Section 3.10(b) above), and Transferee hereby agrees to accept such conveyance and to pay to Transferor a conveyance fee of $1,000.00.

      (e) Agere agrees to indemnify and hold Lucent harmless from any and all damages, expense, fees, claims, judgments, demands, and reasonable legal fees as a result of retention of title (by a respective transferor) to the Transferred Patents listed on Schedules 3.10-1 through 3.10-6. Lucent agrees to forward any notices, demands, claims, correspondence, etc. relating to the Transferred Patents listed on Schedules 3.10-1 through 3.10-6 to Agere. Agere agrees that neither Lucent, Lucent GRL nor the respective transferor shall have any liability or other obligation as a result of any delay or failure to act with respect to such Transferred Patents listed on Schedules 3.10-1 through 3.10-6.

3.11 EXCLUSIVE LICENSES GRANTED TO LUCENT SUBSIDIARIES. (a) In the following Sections 3.11(b) through 3.11(d):

      With respect to the patents listed on Schedule 3.11-1, Transferor shall mean Agere Guardian, Transferee shall mean Lucent Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.11-1.

      With respect to the patents listed on Schedule 3.11-2, Transferor shall mean Agere Guardian, Transferee shall mean Lucent Optical Networking Guardian and Transferred Patents shall mean the patents listed on Schedule 3.11-2.

      With respect to the patents listed on Schedule 3.11-3, Transferor shall mean Agere Guardian, Transferee shall mean Lucent Wireless Guardian and Transferred Patents shall mean the patents listed on Schedule 3.11-3

      With respect to the patents listed on Schedule 3.11-4, Transferor shall mean Agere Optoelectronics Guardian, Transferee shall mean Lucent Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.11-4.

      With respect to the patents listed on Schedule 3.11-5, Transferor shall mean Agere Optoelectronics Guardian, Transferee shall mean Lucent Fiber Guardian, and Transferred Patents shall mean the patents listed on Schedule 3.11-5.

      With respect to the patents listed on Schedule 3.11-6, Transferor shall mean Agere Optoelectronics Guardian, Transferee shall mean Lucent Optical Networking Guardian and Transferred Patents shall mean the patents listed on
Schedule 3.11-6.

      (b) Subject to rights retained for itself and its future Subsidiaries and Related Companies to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind, Transferor hereby grants to Transferee under all of the Transferred Patents, an exclusive, irrevocable, and fully transferable license to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind, including the unrestricted right to grant sublicenses under the Transferred Patents. All licenses granted to Transferee hereunder shall be fully paid up. Transferor hereby assigns to Transferee all rights under the Transferred Patents to sue for infringement, including for damages for past infringement, and to grant releases for past infringement and to further authorize third parties to grant such releases. Transferor grants to Transferee, the exclusive right to prepare, file and prosecute, in any Patent Office in the world, any action involving or relating to any Transferred Patent, including but not limited to, any re-examination or re-issue relating to the Transferred Patents. Transferor agrees to execute and deliver to Transferee, all such instruments as are reasonably necessary to effectuate the grant of licenses and rights contemplated by this provision.

      (c) All licenses and rights granted herein under any patent shall continue for the entire term of such patent. All licenses and rights granted to Transferee hereunder are subject to all prior agreements and commitments of Transferor or Agere to third parties entered into or made by Transferor or Agere prior to the Effective Date.

      (d) Notwithstanding any other provision relating to the Transferred Patents, Transferor shall have the sole and exclusive option, if any one or more Transferred Patents is or becomes likely to be involved in litigation, to convey to Transferee, its legal title to such one or more Transferred Patents (while retaining rights to such patents described in Section 3.11(b) above), and Transferee hereby agrees to accept such conveyance and to pay to Transferor a conveyance fee of $1,000.00.

      (e) Lucent agrees to indemnify and hold Agere harmless from any and all damages, expense, fees, claims, judgments, demands, and reasonable legal fees as a result of Transferor's retention of title (by a respective transferor) to the Transferred Patents listed on Schedules 3.11-1 through 3.11-6. Agere agrees to forward any notices, demands, claims, correspondence, etc. relating to the Transferred Patents listed on Schedules 3.11-1 through 3.11-6 to Lucent. Lucent agrees that neither Agere nor the respective transferor shall have any liability or other obligation as a result of any delay or failure to act with respect to such Transferred Patents listed on Schedules 3.11-1 through 3.11-6.

3.12 COVENANT NOT TO SUE UNDER CERTAIN CONDITIONS. (a) Lucent and Agere each covenant not to sue Persons with whom Lucent or Agere, as the case may be, has a Supply Relationship or a Joint Development Relationship (as defined in sections
(c) and (d), respectively) with respect to infringement of Necessary Patents (as defined in Section (e)) that may occur by virtue of the manufacture, use or sale of Impacted Products, as defined in Section (b).

      (b) Impacted Product means any product made by a Person with whom Lucent or Agere, as the case may be, has a Supply Relationship or a Joint Development Relationship, that makes substantial and significant use of technology (i) that exists as of the Effective Date (ii) is furnished by Lucent or Agere to the Person, and (iii) for which Lucent or Agere, as the case may be, has unrestricted rights under this Agreement (hereinafter "Furnished Technology").

      (c) A Supply Relationship shall be deemed to exist between Lucent or Agere and a Person when Lucent or Agere, as the case may be, has entered into a written, good faith, arm's length transaction obligating Lucent or Agere, as the case may be, to purchase a commercially significant fraction of its requirements for Impacted Products from the Person.

      (d) A Joint Development Relationship shall be deemed to exist between Lucent or Agere and a Person when Lucent or Agere, as the case may be, has entered into a written, good faith, arm's length agreement obligating employees of Lucent or Agere, as the case may be, to work cooperatively with employees of the Person solely for the purpose of designing and/or manufacturing Impacted Products, wherein each Party provides substantial contributions to the joint development activities.

      (e) Necessary Patents shall include, in the case of Lucent (Agere) any claim of any patent

             (i) which is based upon an application first filed as of the Effective Date;

             (ii) which Lucent (Agere) or any of their respective Related Companies, owns or has the right to license as of the Effective Date;

             (iii)  which reads on the Furnished Technology; and

             (iv) which would be unavoidably and necessarily infringed by implementation and use of the Furnished Technology in the manufacture, use and/or sale of Impacted Products.

      (f) Any covenant not to sue made pursuant to this section with respect to a Joint Development Relationship shall continue notwithstanding the expiration, cancellation or other termination of the Joint Development Relationship.

      (g) Any covenant not to sue made pursuant to this section with respect to a Supply Relationship shall terminate upon the expiration, cancellation or other termination of the Supply Relationship. However, in the event that a Supply Relationship between a Person and Lucent (Agere) is about to or has expire(d), or is about to be, or has been terminated or canceled, then, upon the request of Lucent (Agere), Agere (Lucent) agrees to extend to the Person, a license to make, use and sell Impacted Products on commercially reasonable terms and conditions. For the purposes of this section 3.12(g), commercially reasonable terms and conditions shall be deemed to include a royalty payment to the licensing Party not to exceed the lesser of (i) One Half of One Percent (0.5%) of the fair market value of the Impacted Products for each Necessary Patent, or
(ii) Two Percent (2%) of the fair market value of the Impacted Products.

      (h) In this section 3.12, references to Lucent or Agere shall be deemed to include Lucent or Agere, as the case may be, and their respective Related Companies.

                                   ARTICLE IV
            ASSIGNMENT OF RESTRICTED JOINT CORPORATE TECHNOLOGY

      4.1 ASSIGNMENT OF RESTRICTED JOINT CORPORATE TECHNOLOGY. Lucent hereby irrevocably transfers and assigns to Agere an undivided one-half (l/2), interest in the Restricted Joint Corporate Technology. Lucent and Agere shall each jointly own an equal, undivided, one-half (l/2) interest in the Restricted Joint Corporate Technology, with full rights to use such technology for its own internal business purposes, including, but not limited to, "have-made" rights, and with no duty to account to the other for any exploitation of such jointly-owned Restricted Joint Corporate Technology. Agere and Lucent each agree that each party shall not have any right to, and will not (1) sublicense the Restricted Joint Corporate Technology to any third party, or (2) disclose or otherwise make any portion of the Restricted Joint Corporate Technology available to any third party except in connection with its exercise of "have-made" rights, and then under confidentiality terms and conditions normally used by such party to protect its own proprietary information of a similar nature, provided, however, that neither Lucent nor Agere shall be precluded from selling products or licensing software (in object code form), which include Restricted Joint Corporate Technology.

      4.2 ASSIGNMENT OF LUCENT RESTRICTED JOINT CORPORATE TECHNOLOGY. Lucent hereby irrevocably transfers and assigns to Agere an undivided one-half (l/2), interest in the Lucent Restricted Joint Corporate Technology. Lucent and Agere shall each jointly own an equal, undivided, one-half (l/2) interest in the Lucent Restricted Joint Corporate Technology, with full rights to use such technology for its own internal business purposes, including, but not limited to, "have-made" rights, and with no duty to account to the other or any exploitation of such jointly-owned Lucent Restricted Joint Corporate Technology. Agere agrees that it shall not have any right to, and will not (1) sublicense the Lucent Restricted Joint Corporate Technology to any third party, or (2) disclose or otherwise make any portion of the Lucent Restricted Joint Corporate Technology available to any third party except in connection with its exercise of "have-made" rights, and then under confidentiality terms and conditions normally used by it to protect its own proprietary information of a similar nature, provided, however, that Agere shall not be precluded from selling products or licensing software (in object code form), which include Lucent Restricted Joint Corporate Technology. Lucent shall not be subject to any restrictions on sublicensing or disclosing Lucent Restricted Joint Corporate Technology.

      4.3 ASSIGNMENT OF AGERE RESTRICTED JOINT CORPORATE TECHNOLOGY Lucent hereby irrevocably transfers and assigns to Agere an undivided one-half (l/2), interest in the Agere Restricted Joint Corporate Technology. Lucent and Agere shall each jointly own an equal, undivided, one-half (l/2) interest in the Agere Restricted Joint Corporate Technology, with full rights to use such technology for its own business purposes, including, but not limited to, "have-made" rights, and with no duty to account to the other for any exploitation of such jointly-owned Agere Restricted Joint Corporate Technology. Lucent agrees that it shall not have any right to, and will not (1) sublicense the Agere Restricted Joint Corporate Technology to any third party, or (2) disclose or otherwise make any portion of the Agere Restricted Joint Corporate Technology available to any third party except in connection with its exercise of "have-made" rights, and then under confidentiality terms and conditions normally used by it to protect its own proprietary information of a similar nature, provided, however, that Lucent shall not be precluded from selling products or licensing software (in object code form), which include Agere Restricted Joint Corporate Technology. Agere shall not be subject to any restrictions on sublicensing or disclosing Agere Restricted Joint Corporate Technology.

      4.4 ACCESS TO RESTRICTED JOINT CORPORATE TECHNOLOGY, LUCENT RESTRICTED JOINT CORPORATE TECHNOLOGY, AND AGERE RESTRICTED JOINT CORPORATE TECHNOLOGY. During a period beginning on the Effective Date and ending on December 31, 2001, Agere and Lucent each shall have the right to access and to copy any and all portions of the Restricted Joint Corporate Technology, Lucent Restricted Joint Corporate Technology and Agere Restricted Joint Corporate Technology in possession of the other party. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between Agere and Lucent. All costs associated with the assembling, copying and delivering of such Restricted Joint Corporate Technology shall be borne by the party requesting same.

      4.5 EXCEPTION TO RESTRICTION. Lucent and Agere agree that the restrictions in Section 4.1 on Lucent's rights under the Restricted Joint Corporate Technology shall not apply to any Restricted Joint Corporate Technology that Lucent has a right to use pursuant to Article V below.


                                    ARTICLE V
          RIGHTS RELATED TO PRODUCTS SOURCED BY LUCENT FROM AGERE

      5.1   DEFINITIONS.  For the purposes of this Article V:

      5.1.1 " Joint Technical Information" shall mean those specifications, drawings, schematics, software, test programs, mask works, parts lists, engineering notes, process instructions and any other information in Lucent's possession and limited to Restricted Joint Corporate Technology specifically listed in Exhibit F and Agere Restricted Joint Corporate Technology listed in Exhibit G. Joint Technical Information shall not include any information that is solely owned by Agere.

      5.1.2 "Agere's Required Patents" shall mean any claim of any patent owned by Agere or Agere's wholly-owned Subsidiaries, or for which Agere or Agere's wholly-owned Subsidiaries has an exclusive license pursuant to Section 3.10, which reads on and which is necessarily infringed by the manufacture or sale of a Sourced Product (as defined below in Section 5.2) that uses or is based upon Joint Technical Information.

      5.1.3 "Supply Agreement" shall mean the Microelectronics Product Purchase Agreement between Lucent and Agere effective as of February 1, 2001, and any other agreement pursuant to which Lucent purchases products or services from Agere, and reference in this Article V to specific provisions within the Microelectronics Product Purchase Agreement between Lucent and Agere effective as of February 1, 2001 shall be deemed to include similar provisions contained in such other agreements.

      5.2 RESOLUTION PROCESS. In the event of the occurrence of certain events identified below in Section 5.4 ("Trigger Events") with respect to one or more Products for which Agere is Lucent's sole source of supply and for which there is no commercially available substitute (hereinafter "Sourced Product"), Lucent may notify Agere in writing that (i) a Trigger Event (as defined in Section 5.4 below) has occurred, describing with specificity the facts giving rise to the Trigger Event, and (ii) Lucent wishes to invoke its rights under this Article V. After receipt of such notice, Agere shall respond to Lucent within seven (7) business days with a Plan of Action to address the issues raised in the notice from Lucent. In the event Agere fails to deliver a Plan of Action reasonably acceptable to Lucent within the seven (7) business day period, or in the case of an Epidemic Failure Trigger, as defined in Section 5.4.3 below, Agere fails to cure the defect in the manner and within the cure period set forth in the Plan of Action, Lucent may exercise its rights under Section 5.3 below, and in addition, invoke all of its rights under the Supply Agreement.

      5.3   MANUFACTURING RIGHTS.

      5.3.1 If pursuant to the Section 5.2 of this Article V, Lucent invokes this Section 5.3, Lucent may, with respect to a Sourced Product, notify Agere of Lucent's intention to either manufacture the Sourced Product or have the Sourced Product manufactured by a third party ("Second Source"). In the event of a notice of second source manufacture to Agere, Agere may notify Lucent, within fifteen (15) business days, that it wishes to submit the matter for resolution by Lucent's senior purchasing executive and Agere's appropriate senior executive. If the matter is not thus resolved within twenty (20) days, then the matter may be submitted by either party to an expedited binding arbitration to take place in New Jersey, with costs to be shared equally, for a determination of whether the foregoing default has occurred, which is to be completed within twenty (20) business days. The parties agree that by March 1, 2001, the parties shall select an arbitrator to adjudicate disputes on a continuing basis under this clause. Upon failure of the parties to agree on the selection of an arbitrator by March 1, 2001, the American Arbitration Association shall be requested to make the selection.

      5.3.2 Upon failure of Agere to submit the matter for resolution by senior executives or upon the conclusion of an arbitration finding an unresolved Trigger Event exists with respect to a Sourced Product, then Lucent shall have, in addition to any rights provided elsewhere in this Agreement, the following rights with respect to such specific Sourced Product:

      5.3.2.1 a perpetual, personal, nonexclusive, non-transferable, irrevocable, worldwide, royalty-free right to distribute the Joint Technical Information and Lucent's derivative works thereof to a Second Source and to sublicense such Second Source to make and sell such Sourced Product for third parties, for so long as the Second Source supplies the Sourced Product to Lucent and for three (3) years thereafter. Lucent shall distribute and sublicense the Joint Technical Information under confidentiality terms consistent with those ordinarily used by Lucent in connection with its disclosure of its own proprietary information, and shall require return or destruction of the Joint Technical Information when the Second Source ceases to have the right to supply the Sourced Product; and

      5.3.2.2 a personal, nonexclusive, non-transferable, irrevocable, worldwide, royalty-free right to sublicense a Second Source under Agere's Required Patents to make, use and sell the Sourced Product to third parties to the extent the Second Source uses the Joint Technical Information to manufacture the Sourced Product, for so long as the Second Source supplies the Sourced Product to Lucent and for three (3) years thereafter.

      5.4 TRIGGER EVENTS. The following events are deemed "Trigger Events" for a Sourced Product:

      5.4.1 If Agere should at any time during the term of any Supply Agreement determine that a Sourced Product is a candidate to be discontinued by Agere, as, for example, per the terms of the Section 16 of the Supply Agreement, and (1) Lucent is unable to obtain sufficient quantities of such Sourced Product due solely to Agere being unable or unwilling to deliver the Sourced Product requested by Lucent under the Lucent's last time purchase, or (2) following a last time buy under, for example, the aforementioned Section 16, of Sourced Product in quantities covering a twelve months' supply of Sourced Product, based on Lucent's previous year's purchases, Lucent requires additional quantities of such Sourced Product.

      5.4.2 If (1) Agere should at any time "no bid" a Request for Quotation
(RFQ) from Lucent in connection with a new product , and (2) Lucent receives no third party responses to such RFQ, and Lucent can demonstrate to Agere that any third party response to such RFQ will be solely dependent upon Lucent invoking its rights under Section 5.3. This Trigger Event shall not apply with respect to Epoxy Formulations listed on Schedule F.

      5.4.3 If an Epidemic Failure (as defined, for example, in Attachment D to the Supply Agreement) occurs with respect to a Sourced Product and Agere fails to perform its obligations in accordance with applicable contractual provision, including, for example, said Attachment D, after written notice from Lucent of such failure and opportunity to cure within thirty (30) days (an "Epidemic Failure Trigger").

      5.5 OTHER ACCESS AND COPY RIGHTS WITH RESPECT TO SOLE SOURCED PRODUCTS. In order to facilitate Lucent use of design information, such as netlists, timing specifications and test vectors relating to certain products for which Agere is Lucent's sole source of supply, and with respect to which Lucent has retained ownership rights under other provisions of this Agreement (hereinafter "Sourced Product Design Information"), Agere agrees to cooperate with Lucent to (a) identify products for which Sourced Product Design Information in the possession of Lucent is incomplete, or for which up to date files containing Lucent Sourced Product Design Information are in the possession of Agere, (b) define a mutually agreeable procedure and schedule for access, copy and transfer of such Sourced Product Design Information to Lucent, and (c) provide Sourced Product Design Information to Lucent in accordance with said procedure and schedule.

      5.6 ACCESS, COPY AND TRANSFER PROCEDURE AND SCHEDULE. The parties agree to cooperate with each other to implement a specific and detailed process for access, copying and transfer of Sourced Product Design Information, in order to insure that (a) all access and copying will be substantially completed prior to December 31, 2001, and (b) adequate provision will be made for accommodating any special cases or eventualities that may arise. The process shall specify target time periods in which a response to a request for access and copying shall be transmitted to Lucent, which period shall, unless otherwise agreed, not exceed ten (10) working days. Lucent shall use good faith efforts to minimize the number and frequency of requests made hereunder, and Agere shall use good faith efforts to accommodate the business needs of Lucent.

      5.7 CONTENT AND HANDLING OF REQUESTS FOR ACCESS AND COPYING. All requests from Lucent for access and copying shall clearly identify: (a) the item(s) requested, (b) the Lucent subject matter expert or accountable associate, (c) whether a copy or access is requested, (d) if a copy is requested, the desired delivery interval for the copy, which interval shall be no shorter than the targeted interval set forth above, (e) if known, the location of the material being requested (f) if access is requested, the specifics of how the access was made in the past, and (g) any special handling that is requested (e.g., overnight delivery, maximum approved cost). Agere shall promptly acknowledge receipt of each such request, and expeditiously process such request, so as to provide the requested Sourced Product Design Information to Lucent in accordance with the agreed upon schedule. In the event that Agere determines that requested Sourced Product Design Information is not available, cannot be located, or cannot be provided as specifically requested, Agere will notify Lucent promptly.

Copies of Sourced Product Design Information will be provided to Lucent in the original size, content, form and clarity. The latest version of Sourced Product Design Information will be provided unless otherwise requested.

      5.8 RETENTION. Agere agrees that it will retain both current and previous versions of all Sourced Product Design Information subject to access and copying, and that it will not destroy or otherwise dispose of any Sourced Product Design Information without first notifying Lucent and obtaining written agreement either to destroy the copy, or to provide the copy to Lucent.


                                   ARTICLE VI
                       MEMS PATENTS AND SPECIALTY PATENTS

      6.1 ASSIGNMENT OF JOINT MEMS PATENTS AND JOINT SPECIALTY PATENTS. (a) Lucent, subject to existing rights and licenses of third parties, does hereby assign, convey, transfer and deliver, and agrees to assign, convey, transfer and deliver to Agere Optoelectronics Guardian and its Related Companies, an undivided one-half (1/2) interest in all Joint MEMS Patents listed on Exhibit J, an undivided one-half (1/2) interest in all Joint Specialty Patents listed on Exhibit K, and corresponding counterpart foreign patents and patent applications in all countries, jurisdictions and political entities of the world, along with the right to sue for past infringement, with respect to which, and to the extent to which, Lucent now has or hereafter acquires the right to so assign, convey, transfer and deliver. Accordingly, Lucent and Agere Optoelectronics Guardian shall each have an equal title interest in each Joint MEMS Patent and in each Joint Specialty Patent, with Lucent holding an undivided one-half (1/2) interest and Agere Optoelectronics Guardian holding an undivided one-half (1/2) interest.

      (b) Notwithstanding each Party's ownership interest in Joint MEMS Patents and Joint Specialty Patents under Section 2.1(a), neither Lucent nor Agere (other than their respective Related Companies) shall assign its entire interest, or any portion thereof, in any Joint MEMS Patent or Joint Specialty Patent to any third party (other than any of its Related Companies) without the express written consent of the other party. If any attempt is made by one party to assign its interest in any Joint MEMS Patent or Joint Specialty Patent without the other party's consent, all of the one party's ownership interests in that Joint MEMS Patent or Joint Specialty Patent which such one party attempts to assign shall automatically be extinguished, ownership shall vest in the other party, and the Joint MEMS Patent or Joint Specialty Patent shall thereafter be treated as a Licensed MEMS Patent licensed or Licensed Specialty Patent to the one party (as Licensee) by the other party (as Licensor), in accordance with the provisions of Sections 6.2 through 6.5.

      6.2 LICENSE OF LICENSED MEMS PATENTS AND LICENSED SPECIALTY PATENTS. (a) In the following Sections 6.2(b) and 6.2(c):

      With respect to the patents listed on Schedule 6.2-1, Licensor shall mean Lucent Optical Networking Guardian, Licensee shall mean Agere Optoelectronics Guardian, and Licensed MEMS Patents shall mean the patents listed on Schedule 6.2-1.

      With respect to the patents listed on Schedule 6.2-2, Licensor shall mean Lucent Fiber Guardian, Licensee shall mean Agere Optoelectronics Guardian, and Licensed MEMS Patents shall mean the patents listed on Schedule 6.2-2.

      With respect to the patents listed on Schedule 6.2-3, Licensor shall mean Lucent Guardian, Licensee shall mean Agere Optoelectronics Guardian, and Licensed MEMS Patents shall mean the patents listed on Schedule 6.2-3.

      With respect to the patents listed on Schedule 6.2-4, Licensor shall mean Agere Guardian, Licensee shall mean Lucent Guardian, and Licensed MEMS Patents shall mean the patents listed on Schedule 6.2-4.

      With respect to the patents listed on Schedule 6.2-5, Licensor shall mean Agere Guardian, Licensee shall mean Lucent Guardian, and Licensed Specialty Patents shall mean the patents listed on Schedule 6.2-5.

      With respect to the patents listed on Schedule 6.2-6, Licensor shall mean Agere Optoelectronics Guardian, Licensee shall mean Lucent Guardian, and Licensed Specialty Patents shall mean the patents listed on Schedule 6.2-6.

      (b) Licensor hereby grants to Licensee under the Licensed MEMS Patents and the Licensed Specialty Patents, a non-exclusive, irrevocable, and fully transferable license to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind, including the unrestricted right to grant sublicenses under the Licensed MEMS Patents and Licensed Specialty Patents (except for the restrictions set forth in Section 6.4). All licenses granted to Licensee hereunder shall be fully paid up, and shall extend to Licensor's Related Companies. Licensor agrees to execute and deliver to Licensee, all such instruments as are reasonably necessary to effectuate the grant of licenses contemplated by this Section.

      (c) All licenses granted under any Licensed MEMS Patent or Licensed Specialty Patents shall continue for the entire term of such patent. All licenses and rights granted to Licensee hereunder are subject to all prior agreements and commitments of Licensor to third parties entered into or made by Licensor prior to the Effective Date.

      6.3 PATENT PROSECUTION AND MAINTENANCE OF JOINT MEMS PATENTS, JOINT SPECIALTY PATENTS, LICENSED SPECIALTY PATENTS AND LICENSED MEMS PATENTS. (a) For the purposes of Sections 6.3 through 6.5, (i) Licensed MEMS Patents shall include all of the patents listed on Schedules 6.2-1 through 6.2-4, inclusive,
(ii) Licensed Specialty Patents shall include all of the patents listed on Schedules 6.2-5 and 6.2-6, (iii) Joint MEMS Patents and Licensed MEMS Patents shall collectively be referred to as "MEMS Patents", and Joint Specialty Patents and Licensed Specialty Patents shall collectively be referred to as "Specialty Patents".

      (b) Lucent and Agere Optoelectronics Guardian agree that all patent prosecution and maintenance decisions, both in the United States and in foreign countries, relating to the MEMS Patents and Specialty Patents, shall be made jointly by the parties, after consultation. All expenses for prosecuting each MEMS Patent and Specialty Patent and for issue of each MEMS Patent and Specialty Patent shall be equally borne by Lucent and Agere Optoelectronics Guardian. Primary responsibility for prosecuting each patent application which is a MEMS Patent or Specialty Patent hereunder shall remain with the party (Lucent or Agere) that employs the patent attorney who was, as of the Effective Date, primarily responsible for such prosecution. At the request of the party prosecuting an application (hereinafter "Prosecuting Party"), the other party shall furnish any assistance that may be reasonably necessary.

      (c) In the case of a MEMS Patent and Specialty Patent which is filed in a country which requires the payment of taxes or annuities on a pending patent application or on an issued patent, Lucent and Agere Optoelectronics Guardian shall equally share in the payment of such taxes and annuities for all MEMS Patents and Specialty Patents.

      (d) The Prosecuting Party will pay all prosecution expenses, taxes and annuities associated with any MEMS Patent or Specialty Patent, and within sixty
(60) days from receiving evidence of such payment, The other party will reimburse the Prosecuting Party for fifty percent (50%) of such expenses, taxes and annuities.

      (e) In the event that Lucent or Agere Optoelectronics Guardian elects not to continue prosecution of any pending patent application which is a MEMS Patent or Specialty Patent, or not to pay any tax or annuity due on a MEMS Patent or Specialty Patent, such party will offer to the other party (and will effect an assignment if such offer is accepted) a fee-free assignment of the one party's one-half (1/2) interest in such application or MEMS Patent or Specialty Patent, subject to the transferring party retaining, under the transferred application or MEMS Patent or Specialty Patent, a non-exclusive, irrevocable, and fully transferable license to make, have made, use, lease, offer to sell, sell, and import, any or all products and services of any type or kind.

      (f) Neither Lucent nor Agere Optoelectronics Guardian may, without the express written consent of the other party, disclaim or dedicate any MEMS Patent or Specialty Patent, or file for reissue or reexamination, or undertake any other procedure or perform any act which may affect the scope or validity of any of the MEMS Patents or Specialty Patents, other than as required during the course of normal prosecution pursuant to Section 6.3(b). The foregoing limitation on filing for reissue or reexamination shall not, however, apply in the event that one party has instituted litigation with respect to one or more MEMS Patents or Specialty Patents, and the other party has no litigation pending with respect to such one or more MEMS Patents or Specialty Patents.

      6.4 LICENSING OF JOINT MEMS PATENTS AND JOINT SPECIALTY PATENTS AND SUBLICENSING OF LICENSED MEMS PATENTS AND LICENSED SPECIALTY PATENTS TO THIRD PARTIES. Lucent and Agere Optoelectronics Guardian and their respective Related Companies shall each have the right to (i) grant nonexclusive, personal, non-assignable licenses under Joint MEMS Patents and Joint Specialty Patents, and (ii) grant nonexclusive, personal, non-assignable sublicenses under Licensed MEMS Patents and Licensed Specialty Patents, to any Person anywhere in the world. Lucent and Agere Optoelectronics Guardian each hereby consents to the grant of such licenses or sublicenses by the other party, and gives such consent to the extent that such consent is necessary to effectuate the licenses or sublicenses granted, and consents to the retaining by the licensing party of all revenues, royalties and benefits received for such licenses or sublicenses without accounting therefor to the non-licensing party. Lucent shall have the right to license/sublicense the Specialty Patents for any purpose, except when the license/sublicense is solely for the purpose of granting patent licenses or sublicenses.

      6.5 ENFORCEMENT OF MEMS PATENTS AND SPECIALTY PATENTS. (a) Lucent and Agere Optoelectronics Guardian shall each have the right to bring any litigation against any third party under any MEMS Patent or Specialty Patent, without the consent of the other party. The other party hereby consents to be joined as a party to the litigation, if required.

      (b) Lucent and Agere Optoelectronics Guardian shall each notify the other, in writing, at least thirty (30) days prior to institution of any litigation involving one or more MEMS Patents or Specialty Patent. Lucent and Agere Optoelectronics Guardian agree to negotiate with each other, in good faith, in the event that either party determines that the institution of litigation is not in its best interests, and that there is a preferable alternative available that would satisfy the interests of both parties. Following the giving of such notice, the party receiving the notice shall not (i) for an initial period of three (3) months following such notification, and (ii) during the course of the litigation and until its conclusion by settlement or execution of judgment, license or attempt to license any such MEMS Patent or Specialty Patent to the Person identified in the notice or the Person that is the subject of the litigation.

      (c) Unless otherwise agreed by Lucent and Agere Optoelectronics Guardian, the party initiating any litigation involving any MEMS Patent or Specialty Patent (i) shall promptly notify the other party of the initiation of such litigation, (ii) shall have sole control of the litigation, (iii) shall incur all expenses and costs (including reasonable expenses associated with requested participation of the joined other party as co-owner), and (iv) shall retain any and all amounts recovered as the result of such litigation without accounting therefor to the other party.

      (d) Lucent and Agere Optoelectronics Guardian shall each promptly notify the other party in the event that any third party asserts by lawsuit, license discussions or otherwise any invalidity claims as to any MEMS Patent or Specialty Patent.


                                   ARTICLE VII
                            VALUE OF RIGHTS EXCHANGED

      The parties hereto acknowledge and agree that the licenses and rights exchanged hereunder by the parties are of substantially equal value, and accordingly, no payments or royalties shall be due from or to any party under this Agreement.


                                  ARTICLE VIII
                                   TERMINATION

      8.1 VOLUNTARY TERMINATION. By written notice to a party, another party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by such granting party. Such notice shall specify the effective date of such termination and shall clearly specify any affected patent, invention, product or service.

      8.2 SURVIVAL. (a) If a company ceases to be a Related Company of a party, licenses and rights granted to the other parties hereunder with respect to patents of such company on applications filed prior to the date of such cessation shall not be affected by such cessation.

      (b) Any voluntary termination of licenses and rights of a party under
Section 8.1 shall not affect such party's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to the other parties hereunder.

      8.3 CHANGE OF CONTROL OF AGERE, OR CERTAIN ACQUISITIONS BY EITHER PARTY.
(a) In the event a party does not remain as a separate identifiable business after a Change of Control, the patent licenses and patent-related rights granted to that party hereunder shall automatically terminate. In no event will the patent licenses and patent-related rights granted to a party hereunder be extended to any Person involved in such Change of Control, without the prior written consent of the party whose patents are being licensed.

      (b) In the event that either party (the "Acquiring Party") hereto acquires any Person, then all patent licenses and patent-related rights granted to the Acquiring Party hereunder (i) may be sublicensed to the Person, if the Person is not merged into the Acquiring Party, or (ii) may be extended to all products and services manufactured by the portion of the business previously operated by the Person, if the Person is merged into the Acquiring Party, provided that, if the non-Acquiring Party is Lucent, that Lucent is licensed under all patents owned or controlled by the Person at the time of the acquisition for which applications were filed prior to February 1, 2003, under the same terms and conditions as apply to Agere Guardian's Patents, and provided that, if the non-Acquiring Party is Agere, that Agere is licensed under all patents owned or controlled by the Person at the time of the acquisition for which applications were filed prior to February 1, 2003, under the same terms and conditions as apply to Lucent GRL's Patents.

      8.4 MATERIAL BREACH. No party may unilaterally terminate this Agreement, or any licenses granted hereunder, for a material breach of this Agreement by another party, provided, however, that each party shall retain any remedies for such breach that it may be entitled to in a court of law or equity.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      9.1 AGREEMENT PREVAILS. This Agreement shall prevail in the event of any conflicting terms or legends that may appear on any portion of the Licensed Technology.

      9.2 NOTHING CONSTRUED. Neither the execution of this Agreement nor anything in it or in the Licensed Lucent Technology, Licensed Corporate Technology and Licensed Agere Technology shall be construed as an obligation upon any party or its Related Companies to furnish to any other party or its Related Companies, any assistance of any kind whatsoever, or any information other than the portion of Licensed Lucent Technology, Licensed Corporate Technology and Licensed Agere Technology, as applicable, requested pursuant to
Section 2.1, or to revise, supplement or elaborate upon the Licensed Lucent Technology, Licensed Corporate Technology and Licensed Agere Technology.

      9.3 DISCLAIMER. NO PARTY OR ANY OF ITS RELATED COMPANIES MAKES ANY REPRESENTATION, EXTENDS ANY WARRANTY OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATION WHATSOEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

      9.4 CONFIDENTIALITY. (a) Subject to Section 9.4(d), each of Lucent, GRL, Agere, and Agere Guardian agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to such party's confidential and proprietary information, all information of another party hereto that is either in its possession or furnished by one party to the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such information other than for the purposes of performing its obligations under this Agreement, except, in each case, to the extent that such information has been (i) in the public domain through no fault of such party or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential information of the other party.

      (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such information to any other person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such information for purposes of performing such party's obligations under this Agreement (who shall be advised of their obligations hereunder with respect to such information), except as specified in
Section 2.5 or in compliance with Section 9.4(d) or with the prior written consent of the other party.

(c) Without limiting the foregoing, when any information is no longer needed for the purposes contemplated by this Agreement, each party will promptly after request of a furnishing party either return to the furnishing party all information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the furnishing party that it has destroyed such information (and such copies thereof and such notes, extracts or summaries based thereon).

      (d) In the event that any party (the "disclosing party") either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process or from any governmental authority to disclose or provide information of any other party that is subject to the confidentiality provisions hereof, such disclosing party shall notify the other party prior to disclosing or providing such information and shall cooperate at the expense of the other party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the person that received such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process or such governmental authority.

      9.5 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

      (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein.

      (c)   Each party represents as follows:

      (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

      (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

      9.6 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts to be performed solely within the State of New York, exclusive of Conflicts of Laws provisions, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

      9.7 ASSIGNABILITY; SUCCESSORS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that a party-grantee may not assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the party-grantor except as provided in Section 9.7(b) below.

      (b) By the provision of notice thereof in accordance with this Agreement, a party may assign this Agreement and its rights and obligations hereunder, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a current Subsidiary, business unit, division or other Related Company of such party, in each case that is the successor to the business and assets of any such party that relates to this Agreement.

      (c) If Lucent, Agere or any of their Related Companies, divests a portion of its business and such divested business continues operation as a separately identifiable business, then the licenses and rights granted hereunder to the divesting party may be sublicensed to such divested separate business without the consent of the other party, but only to the extent and for the time the divested business functions as a separately identifiable business. With respect to patent licenses, such sublicenses shall further be limited to products and services of the kind provided by the divested business prior to its divestiture and not to any products or services of any entity which acquires the divested business. With respect to all other intellectual property licenses herein, such sublicenses shall further be limited to products and services of the kind provided or under development by the divested business prior to its divestiture and not to any other category of products or services of any entity which acquires the divested business. As used herein, the term "other category of products or services" of an acquiring entity shall mean only those products and services which are not of the kind or type provided by the divested business prior to its divestiture. This Section 9.7(c) shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a Subsidiary). The sublicensing rights specified herein shall include any business whose acquisition is after the Effective Date, provided the acquisition of such business was not a sham for the purpose of extending rights to the acquired (and then divested) business.

      9.8 THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

      9.9 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to Lucent, to:               Lucent Technologies Inc.
                                184 Liberty Corner Road
                                Warren, NJ  07059
                                Attn: President-Intellectual Property
                                    Business

If to Agere to:                 Agere Systems Inc.
                                    2 Oak Way
                                Berkeley Heights, N.J. 07922-2747
                                Attn: Vice President-Law, Intellectual
                                    Property

If to GRL, Lucent Guardian,     Lucent Technologies GRL Corporation
Lucent Optical Networking       Suite 105
Guardian, Lucent Wireless       14645 N.W. 77th Avenue
Guardian or Lucent Fiber        Miami Lakes, Florida  33014
Guardian, to:                   Attn:  Contract Administrator
                                Intellectual Property Organization

If to Agere Guardian or Agere   Agere Systems Guardian Corp.
Optoelectronics Guardian, to:   Suite 105
                                14645 N.W. 77th Avenue
                                Miami Lakes, Florida  33014
                                Attn:  President

      Any party may, by notice to the other party, change the address to which such notices are to be given to such noticing party.

      9.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

      9.11 FORCE MAJEURE. Except with respect to payment obligations hereunder, no party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

      9.12 PUBLICITY. Each of Lucent and Agere shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the transactions contemplated hereby. In addition, neither party shall issue or release for publication any articles, advertising, or publicity materials relating to Licensed Technology of the other party under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other company identification of the other party or any of its affiliates or any of its personnel without the prior written consent of the other party.

      9.13 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.14 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

      9.15 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

      9.16 AMENDMENTS. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

      9.17 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, schedule and appendix references are to the articles, sections, exhibits, schedules and appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

      IN WITNESS WHEREOF, the parties have caused this PATENT AND TECHNOLOGY LICENSE AGREEMENT to be executed in four originals by their duly authorized representatives as of the Effective Date.


                                  LUCENT TECHNOLOGIES INC.


                                  By: /s/ DANIEL P. MCCURDY
                                      ---------------------
                                    Daniel P. McCurdy
                                    President, Intellectual Property Business


                                  LUCENT GRL CORPORATION


                                  By: /s/ DANIEL P. MCCURDY
                                      ---------------------
                                    Daniel P. McCurdy
                                    Chairman


                                  LUCENT TECHNOLOGIES GUARDIAN I CORP.


                                  By: /s/ DANIEL P. MCCURDY
                                      ---------------------
                                    Daniel P. McCurdy
                                    Chairman


                                  LUCENT TECHNOLOGIES OPTICAL NETWORKING
                                  GUARDIAN CORP.


                                  By: /s/ DANIEL P. MCCURDY
                                      ---------------------
                                    Daniel P. McCurdy
                                    Chairman

                                  LUCENT TECHNOLOGIES WIRELESS GUARDIAN
                                      CORP.


                                  By:/S/ DANIEL P. MCCURDY
                                    __________________________
                                    Daniel P. McCurdy
                                    Chairman


                                  LUCENT TECHNOLOGIES FIBER GUARDIAN CORP.


                                  By: /S/ DANIEL P. MCCURDY
                                    ___________________________
                                    Daniel P. McCurdy
                                    Chairman


                                  AGERE SYSTEMS INC.


                                  By: /S/ GERARD A. DEBLASI
                                    ___________________________
                                    Gerard A. deBlasi
                                    Vice President


                                  AGERE SYSTEMS GUARDIAN CORP.


                                  By: /s/ FRED M. ROMANO
                                    ___________________________
                                    Fred M. Romano
                                    President


                                  AGERE SYSTEMS OPTOELECTRONICS GUARDIAN
                                      CORP.


                                  By:  /s/ FRED M. ROMANO
                                    ___________________________
                                    Fred M. Romano
                                    President